EXHIBIT 5

September 28, 2009

McDonald’s Corporation

One McDonald’s Plaza

Oak Brook, Illinois 60523

Re:                  McDonald’s Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) being filed by McDonald’s Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of (i) debt securities consisting of (A) senior debt securities of the Company (the “Senior Debt Securities”) and (B) subordinated debt securities of the Company (the “Sub Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) common stock, par value $0.01 per share (the “Common Stock”); and (iii) preferred stock, without par value (the “Preferred Stock” and, collectively with the Debt Securities and the Common Stock, the “Securities”).  Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued under the Company’s Indenture, dated as of October 19, 1996 (the “Senior Debt Indenture”), as supplemented through the date hereof, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Senior Trustee”), and the Sub Debt Securities will be issued under the Indenture, dated as of October 18, 1996 (the “Subordinated Debt Indenture”), as supplemented through the date hereof, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Sub Debt Trustee”).  The Senior Debt Indenture and the Subordinated Debt Indenture shall collectively be known as the “Indentures.”

I am the Corporate Executive Vice President, General Counsel and Secretary of the Company and an attorney licensed to practice law in the State of Illinois, and my opinion is expressly limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

I, or individuals under my supervision and direction, have examined the Registration Statement; the Indentures; the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, as currently in effect; and the corporate proceedings of the Board of Directors of the Company.  I, or such individuals, have also examined such other records, documents and questions of law as I have considered relevant and necessary as a basis for the opinions set forth below.

In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to this opinion, I have relied upon certificates of officers of the Company and of public officials. I have also assumed that, at the time of the authentication and delivery of the Securities, the authorization thereof by the Company will not have been modified or rescinded, the Senior Debt Indenture or the Subordinated Debt Indenture, if applicable, will not have been modified or amended, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, the Registration Statement will be effective and will continue to be effective, none of the particular terms of such Securities will violate any applicable law, and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, it is my opinion that:

1.             (a)            With respect to the Debt Securities, the Indentures have been duly authorized by all necessary corporate action of the Company and have been duly executed and delivered by the Company.

(b)         Each series of Senior Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Company’s Board of Directors has duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Debt Indenture; (ii) a supplemental indenture related to such series of Senior Debt Securities, if applicable, meeting the requirements of the Senior Debt Indenture has been duly executed and delivered by the Company and the Senior Trustee; and (iii) such series of Senior Debt Securities shall have been duly executed by the Company and authenticated by or on behalf of the Senior Trustee as provided in the Senior Debt Indenture and such resolutions, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

(c)          Each series of Sub Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Company’s Board of Directors has duly adopted final resolutions authorizing the issuance and sale of such series of Sub Debt Securities as contemplated by the Registration Statement and the Subordinated Debt Indenture; (ii) a supplemental indenture related to such series of Sub Debt Securities, if applicable, meeting the requirements of the Subordinated Debt Indenture has been duly executed and delivered by the Company and the Sub Debt Trustee; and (iii) such series of Sub Debt Securities shall have been duly executed by the Company and authenticated by or on behalf of the Sub Debt Trustee as provided in the Subordinated Debt Indenture and such resolutions, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

My opinions in paragraphs 1(b) and 1(c) with respect to the enforceability of the Senior Debt Securities and Sub Debt Securities are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

2.             With respect to the shares of Common Stock covered by the Registration Statement, when the shares of Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors or in accordance with the authorization of the Company upon payment of the consideration therefor (which may not be less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms thereof or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board of Directors or in accordance with the authorization of the Company, for the consideration thereby approved (which may not be not be less than the par value of the Common Stock), such shares of Common Stock will be duly authorized, legally issued, fully paid and non-assessable.

3.               Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Company’s Board of Directors shall have duly adopted resolutions in conformity with the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (ii) unless no Certificate of Designation shall be required because the terms of the Preferred Stock are set forth in the Company’s Restated Certificate of Incorporation, the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Company’s Restated Certificate of Incorporation and such resolutions; and (iii) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

I express no opinion and, accordingly, do not purport to cover herein the application of the Securities Act or “Blue Sky” or securities laws and regulations of the various states and other jurisdictions of the United States to the sales of Securities registered under the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption “Legal Matters.”  By giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gloria Santona

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary